EXHIBIT 21


                           Subsidiaries Of Registrant

                                                                    State of
Name                                     Percentage Ownership     Organization

Kirlin Securities, Inc.                          100%               Delaware
Greenleaf Management Corp.                       100%               New York
Princeton Investments Holding Corp.(1)      100% (indirect)        New Jersey
Princeton Securities Corporation(1)         100% (indirect)        New Jersey

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(1) In dissolution